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                                                              Exhibit (p)(1)(ii)

                            CITI FUND SERVICES, INC.
                          CITI FUND SERVICES OHIO, INC.
                                 CODE OF ETHICS
                                 JANUARY 1, 2008

I. INTRODUCTION

This Code of Ethics (the "Code") sets forth the basic policies of ethical conduct for all Covered Persons, as hereinafter defined, of Citi Fund Services, Inc. and Citi Fund Services Ohio, Inc. (collectively, "Citi"). Compliance with the Code does not alleviate a Covered Person's responsibilities under any other Citigroup policy or procedure, including, but not limited to, the Code of Conduct and the Employee Trading Policy. These documents are available through the citigroup.net employee portal.

The Code is intended to comply with the requirements of Rule 17j-1 under the Investment Company Act of 1940, as amended, (the "1940 Act").(1) Rule 17j-1(b) makes it unlawful for an affiliated person of any Citi company that is appointed to serve as principal underwriter of a registered investment company, in connection with the purchase or sale by such person of a security held or to be acquired (as hereinafter defined) by any such registered investment company, to:

      (1)   employ any device, scheme or artifice to defraud the Fund;

      (2) make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

      (3) engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Fund; or

      (4)   engage in any manipulative practice with respect to the Fund.

II. DEFINITIONS

The following definitions are used for purposes of the Code.

      "Access Person" is defined for purposes of this Code as all Covered Persons identified in Exhibit B. This Code covers certain Citi associates that are not otherwise deemed Access Persons by law.

      "Automatic investment plan" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

      "Beneficial ownership" of a security is defined under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, which provides that a Covered Person should consider himself/herself the beneficial owner of securities held by his/her spouse, his/her minor children, a relative who shares his/her home, or other persons, directly or indirectly, if by reason of any contract, understanding, relationship, agreement or other arrangement, he/she obtains from such securities benefits substantially

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(1)   As of January 1, 2008, ProFunds Distributors, Inc., an affiliate of Citi, served as principal underwriter for two registered investment companies.

2008 CITI Fund Services Code of Ethics
      equivalent to those of ownership. He/she should also consider himself/herself the beneficial owner of securities if he/she can vest or re-vest title in himself/herself now or in the future.

      "Citi CCO" is the Director of Regulatory and Compliance Services for Citi.

      "Code Compliance Officer" is the person designated by Citi to oversee enforcement and ensure compliance with this Code pursuant to procedures established for such purpose.

      "Covered Persons" are all directors, officers and associates of the Citi entities listed on Exhibit A hereto (excluding Non-Citi Employee Registered Representatives identified in Exhibit H and employees of Citigroup that are not actively involved in the daily management of Citi's core operations and who are otherwise subject to Citigroup's Code of Conduct and Employee Trading Policy). Individuals registered with an entity identified in Exhibit A but not employed by Citi and not reporting under a Registered Investment Adviser's ("RIA") code of ethics are considered Covered Persons for purposes of this Code.

      "Covered Securities" include all securities subject to transaction reporting under this Code. Covered Securities do not include: (i) securities issued by the United States Government; (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;
      (iii) shares of open-end investment companies other than shares of Exchange Traded Funds ("ETFs"); (iv) transactions which you had no direct or indirect influence or control; (v) transactions that are not initiated, or directed, by you; and (vi) securities acquired upon the exercise of rights issued by the issuer to all shareholders pro rata.

      A security "held or to be acquired" is defined under Rule 17j-l (a)(10) as any Covered Security which, within the most recent fifteen (15) days: (A) is or has been held by a Fund, or (B) is being or has been considered by a Fund or the investment adviser for a Fund for purchase by the Fund. A purchase or sale includes the writing of an option to purchase or sell and any security that is convertible into or exchangeable for, any security that is held or to be acquired by a Fund.

       "Material inside information" is defined as any information about a company which has not been disclosed to the general public and which either a reasonable person would deem to be important in making an investment decision or the dissemination of which is likely to impact the market price of the company's securities.

      "Non-Citi Employee Registered Representative" is defined as any Registered Representative licensed with an entity identified in Exhibit A; but employed by a RIA and reporting under the RIA's code of ethics.

      "Outside Party" is any existing or prospective "business source," such as an employee of a mutual fund's investment adviser, a Director/Trustee or Officer of a mutual fund

2008 CITI Fund Services Code of Ethics

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      client or prospective client, vendor, consulting firm, etc. Associates of
      Citi and/or its affiliates are not considered "Outside Parties."

      A "personal securities transaction" is considered to be a transaction in a Covered Security of which the Covered Person is deemed to have beneficial ownership. This includes, but is not limited to, transactions in accounts of the Covered Person's spouse, minor children, or other relations residing in the Covered Person's household, or accounts in which the Covered Person has discretionary investment control. Covered Persons engaged in personal securities transactions should not take inappropriate advantage of their position or of information obtained during the course of their association with Citi. For example, Transfer Agent employees may not process transactions for their own account or influence others to effect improper transactions on their account or for the accounts of any direct family member. Additionally, Covered Persons should avoid situations that might compromise their judgment (e.g. the receipt of perquisites, gifts of more than de minimis value or unusual investment opportunities from persons doing or seeking to do business with Citi or the Funds).

      "RIA Code Compliance Officer" is defined as the person designated by an RIA to oversee enforcement and ensure compliance with the RIA's code of ethics by all persons subject thereto, including, in particular, Non-Citi Employee Registered Representatives.

III. RISKS OF NON-COMPLIANCE

This Code extends the provisions of Rule 17j-1(b) to all Covered Persons. Any violation of this Code may result in the imposition by Citi of sanctions against the Covered Person, or may be grounds for the immediate termination of the Covered Person's position with Citi. Failure to comply with the RIA code of ethics by a Non-Citi Employee Registered Representative may represent grounds for immediate deregistration. In addition, in some cases (e.g. the misuse of inside information), a violation of federal and state civil and criminal statutes may subject the Covered Person or Non-Citi Employee Registered Representative to fines, imprisonment and/or monetary damages.

IV. ETHICAL STANDARDS

The foundation of this Code consists of basic standards of conduct including, but not limited to, the avoidance of conflicts between personal interests and interests of Citi or funds for which Citi provides services (each, a "Fund"). To this end, Covered Persons should understand and adhere to the following ethical standards:

      (a) The duty at all times to place the interests of Fund shareholders first;

      (b) The duty to ensure that all personal securities transactions be conducted in a manner that is consistent with this Code to avoid any actual or potential conflict of interest or any abuse of such Covered Person's position of trust and responsibility; and

      (c) The duty to ensure that Covered Persons do not take inappropriate advantage of their position with Citi.

2008 CITI Fund Services Code of Ethics

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V. GIFTS AND ENTERTAINMENT POLICY

      All Covered Persons are subject to the Gifts and Entertainment Policy contained in the Citigroup Code of Conduct. The applicable section of the Code of Conduct is attached as Exhibit I.

VI. RESTRICTIONS AND PROCEDURES

This section is divided into two (2) parts. Part A relates to restrictions and procedures applicable to all Covered Persons in addition to the aforementioned Rule 17j-1(b) provisions. Part B imposes additional restrictions and reporting requirements for those Covered Persons deemed to be Access Persons.

      A.    Restrictions and Procedures for all Covered Persons:

      1.    Prohibition Against Use of Material Inside Information

                  Covered Persons may have access to information including, but not limited to, material inside information about a Fund, that is confidential and not available to the general public, such as (but not limited to) information concerning securities held in, or traded by, investment company portfolios, information concerning certain underwritings of broker/dealers affiliated with an investment company that may be deemed to be material inside information, and information which involves a merger, liquidation or acquisition that has not been disclosed to the public.

                  Covered Persons in possession of material inside information must not trade in or recommend the purchase or sale of the securities concerned until the information has been properly disclosed and disseminated to the public.

      2.    Initial and Annual Certifications

                  Within ten (10) days following the commencement of their employment or otherwise becoming subject to this Code and at least annually within forty-five (45) days following the end of each calendar year, all Covered Persons shall be required to sign and submit to the Code Compliance Officer a written certification, in the form of Exhibit C hereto, affirming that he/she has read and understands this Code to which he/she is subject. In addition, the Covered Person must certify annually that he/she has complied with the requirements of this Code and has disclosed and reported all personal securities transactions that are required to be disclosed and reported by this Code. The Code Compliance Officer will distribute to all Covered Persons the Annual Certification and Holdings Report for completion following the end of each calendar year.

      B.    Procedures for all Non-Citi Employee Registered Representatives:

      1.    Quarterly RIA Code Compliance Officer Certification

                  Within thirty (30) days after each calendar quarter-end, except the calendar year-end, the Code Compliance Officer will require the RIA Code Compliance Officer to provide a written certification, in the form of

2008 CITI Fund Services Code of Ethics

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                  Exhibit H hereto, with regard to adherence by each Non-Citi
                  Employee Registered Representative subject to the RIA code of ethics and a listing of all Non-Citi Employee Registered Representatives subject to the RIA Code of Ethics. The Code Compliance Officer requires immediate notification from the RIA Code Compliance Officer of any material violation by a Non-Citi Employee Registered Representative of the RIA code of ethics.

      C.    Restrictions and Reporting Requirements for all Access Persons:

                  Each Access Person must refrain from engaging in a personal securities transaction when the Access Person knows, or in the ordinary course of fulfilling his/her duties would have reason to know, that at the time of the personal securities transaction a Fund has a pending buy or sell order in the same Covered Security.

      1.    Duplicate Brokerage confirmations and statements(2)

                  All Access Persons maintaining security accounts outside of Smith Barney pursuant to a permissible exception to the Citigroup Employee Trading Policy are required to instruct their broker/dealer to file duplicate trade confirmations and account statements with the Code Compliance Officer at Citi. Statements must be filed for all accounts containing Covered Securities (including accounts of other persons holding Covered Securities in which the Access Person has a beneficial ownership interest). Failure of a broker/dealer to send duplicate trade confirmations or account statements will not excuse a violation of this Section by an Access Person.

                  A sample letter instructing a broker/dealer firm to send duplicate trade confirmations and account statements to Citi is available from the Code Compliance Officer. A copy of the letter instructing the broker/dealer to provide duplicate trade confirmations and account statements to Citi must be sent to the Code Compliance Officer at the time of mailing. If a broker/dealer is unable or refuses to provide duplicate statements, the Access Person should contact the Code Compliance Officer for further assistance.

                  If the broker/dealer requires a letter authorizing a Citi associate to open an account, a sample permission letter is available from the Code Compliance Officer. Please complete the necessary brokerage information and forward a signature ready copy to the Code Compliance Officer for signature and submission to the requesting broker/dealer. The supplying of this letter does not relieve the Citi associate of their responsibilities under the Citigroup Employee Trading Policy and the requirement to obtain separate

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2     Covered Persons maintaining accounts through Smith Barney, pursuant to the
      Citigroup employee trading policy do not need to instruct their broker to deliver duplicate confirmations and statements to the Code Compliance Officer.

2008 CITI Fund Services Code of Ethics

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                  approval prior to maintaining a non-Smith Barney account
                  holding Covered Securities.

      2.    Initial and Annual Holdings Reports

                  All Access Persons must file a completed Initial and Annual Holdings Report, in the form of Exhibit D attached hereto, with the Code Compliance Officer within ten (10) days of commencement of their employment or otherwise becoming subject to this Code and thereafter on an annual basis within forty-five (45) days after the end of each calendar year in accordance with Procedures established by the Code Compliance Officer. Such report must be current as of a date not more than 45 days before the report is submitted.

      3.    Transaction/New Account Reports

                  All Access Persons must file a completed Transaction/New Account Report, in the form of Exhibit E hereto, with the Code Compliance Officer within thirty (30) days after (i) opening an account with a broker, dealer, bank or transfer agent in which Covered Securities are recorded; or (ii) entering into any personal securities transaction. This requirement does not fulfill any additional reporting requirements under the Citigroup Employee Trading Policy. A transaction report need not be submitted for transactions effected pursuant to an Automatic Investment Plan or where such information would duplicate information contained in broker trade confirmations or account statements received by Citi with respect to the Access Person within 30 days of the transaction if all of the information required by rule 17j-1(d)(1)(ii) is contained in the confirmation or account statement.

      D.    Review of Reports and Assessment of Code Adequacy:

                  The Code Compliance Officer shall review and maintain the Initial and Annual Certifications, Initial and Annual Holdings Reports and Transaction/New Account Reports (the "Reports") with the records of Citi. Following receipt of the Reports, the Code Compliance Officer shall consider in accordance with Procedures designed to prevent Access Persons from violating this Code:

                  (a) whether any personal securities transaction evidences an apparent violation of this Code; and

                  (b) whether any apparent violation has occurred of the reporting requirement set forth in Section C above.

                  Upon making a determination that a violation of this Code, including its reporting requirements, has occurred, the Code Compliance Officer shall report such violations to the Managing Director of Regulatory & Compliance Services of Citi Fund Services who shall determine what sanctions, if any, should be recommended to be taken by Citi. The Code Compliance Officer shall prepare quarterly reports to be presented to the

2008 CITI Fund Services Code of Ethics

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                  Boards of Directors/Trustees of each Fund for which a Citi affiliate serves as principal underwriter or a Covered Person serves as a Fund Officer with respect to any material trading violations under this Code of the affiliate or the applicable Covered Person, respectively.

                  This Code, a copy of all Reports referenced herein, any reports of violations, and lists of all Covered and Access Persons required to make Reports, shall be preserved for the period(s) required by Rule 17j-1. Citi shall review the adequacy of the Code and the operation of its related Procedures at least once a year.

VII. REPORTS TO FUND BOARDS OF DIRECTORS/TRUSTEES

Citi shall submit the following reports to the Board of Directors/Trustees for each for which it serves as principal underwriter or where a Covered Person serves as a Fund Officer:

      A.    Citi Fund Services Code of Ethics

                  A copy of this Code shall be submitted to the Board of a Fund prior to Citi providing services involving a Fund Officer, for review and approval. All material changes to this Code shall be submitted to the Board of each Fund for which Citi serves as principal underwriter or a Covered Person serves as a Fund Officer for review and approval not later than six (6) months following the date of implementation of such material changes.

      B.    Annual Certification of Adequacy

                  The Code Compliance Officer shall annually prepare a written report to be presented to the Board of each Fund for which Citi serves as principal underwriter or provides services involving a Fund Officer detailing the following:

                  1. Any issues arising under this Code or its related Procedures since the preceding report, including information about material violations of this Code or its related Procedures and sanctions imposed in response to such material violations; and

                  2. A Certification in the form of Exhibit F hereto, that Citi has adopted Procedures designed to be reasonably necessary to prevent Access Persons from violating this Code.

2008 CITI Fund Services Code of Ethics

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                                                          CITI CODE OF ETHICS
                                                              EXHIBIT A(3)

The following Broker/Dealers are subject to the Citi Code of Ethics:

      ProFunds Distributors, Inc.

The following affiliated service entities are subject to the Citi Code of
Ethics:

      Citi Fund Services Ohio, Inc.
      Citi Fund Services, Inc.

                               CITI CODE OF ETHICS

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(3)   The companies listed on this Exhibit A may be amended from time to time, as required.

2008 CITI Fund Services Code of Ethics

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                                    EXHIBIT B

The following Covered Persons are considered Access Persons under the Citi Code of Ethics

The following employees of Citi:

      Citi Compliance - all associates
      Business Systems - any Business Systems associates who are in contact with portfolio holding information.
      Fund Accounting - all associates
      CCO Services - all associates
      Client Services - all associates
      Directors/Officers of any mutual fund serviced by Citi
      Financial Administration - all associates
      Shared Infrastructure Services - all associates
      Regulatory Administration - all associates

As of January 1, 2008(4)

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(4)   The positions listed on this Exhibit B may be amended from time to time as required.

2008 CITI Fund Services Code of Ethics

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                               CITI CODE OF ETHICS
                                    EXHIBIT C
                                     (2008)
                        INITIAL AND ANNUAL CERTIFICATIONS

      I hereby certify that I have read and thoroughly understand and agree to abide by the conditions set forth in the Citi Fund Services Code of Ethics (the "Code"). I further certify that, during the time of my affiliation with Citi, I will comply or have complied with the requirements of this Code and will disclose/report or have disclosed/reported all personal securities transactions required to be disclosed/reported by the Code.

      If I am deemed to be an Access Person under this Code, I certify that I will comply or have complied with the Transaction/New Account Report requirements as detailed in the Code and submit herewith my Initial and/or Annual Holdings Report. I further certify that I have disclosed all accounts held by me and will direct or have directed each broker (excluding Smith Barney), dealer, bank or transfer agent with whom I have an account or accounts to send to the Citi Code Compliance Officer duplicate copies of all confirmations and/or account statements relating to my account(s). I further certify that the Code Compliance Officer has been supplied with copies of all such letters of instruction.

---------------------------------
Print or Type Name

---------------------------------
Signature

---------------------------------
Date

2008 CITI Fund Services Code of Ethics

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                               CITI CODE OF ETHICS
                                    EXHIBIT D
                                     (2008)
                       INITIAL AND ANNUAL HOLDINGS REPORT

 Name and Address of       Discretionary
Broker, Dealer, Bank,       Account(5)                           If New Account,
    or Adviser(s)           (Yes or No)      Account Number(s)   Date Established

--------------------       __Yes __No        -----------------   ----------------

--------------------       __Yes __No        -----------------   ----------------

--------------------       __Yes __No        -----------------   ----------------

--------------------       __Yes __No        -----------------   ----------------

[]    Attached are the Covered Securities beneficially owned by me as of the date of this Initial and Annual Holdings Report.

[]    I do not have any Covered Securities beneficially owned by me as of the date of this Initial and Annual Holdings Report. For purposes of this representation, transactions in which I had no direct or indirect influence or control or transactions that were not initiated, or directed, by me do not result in Reportable Transactions or holdings in Covered Securities.

[]    I certify that I have directed each broker (excluding Smith Barney), dealer, bank or transfer agent with whom I have an account or accounts to send to Citi duplicate copies of all confirmations and/or statements relating to my account(s) and have provided copies of such letters of instructions to the Citi Code Compliance Officer. I further certify that the information on the statements attached hereto (if applicable) is accurate and complete for purposes of this Initial and Annual Holdings Report.

----------
(5) Discretionary Account is an account empowering a broker, dealer, bank or adviser to buy and sell securities without the client's prior knowledge or consent.

2008 CITI Fund Services Code of Ethics

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
                          Number of
  Security                 Covered
 Description          Securities/Mutual           Principal Amount
(Symbol/CUSIP)        Fund Shares Held      (for debt securities only)

------------------    ----------------           ----------------

------------------    ----------------           ----------------

------------------    ----------------           ----------------

------------------    ----------------           ----------------

------------------    ----------------           ----------------

------------------    ----------------           ----------------

------------------    ----------------           ----------------

------------------    ----------------           ----------------

-----------------------------------
Print or Type Name

-----------------------------------
Signature

-----------------------------------
Date

2008 CITI Fund Services Code of Ethics

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               CITI CODE OF ETHICS -TRANSACTION/NEW ACCOUNT REPORT
                                    EXHIBIT E
                                     (2008)

            I hereby certify that, (1) the Covered Securities described below were purchased or sold on the date(s) indicated in reliance upon public information; or (2) I have listed below the account number(s) for any new account(s) opened in which Covered Securities are or will be held, and I have attached a copy of my letter of instruction to the institution maintaining such account to provide the Code Compliance Officer with duplicate trade confirmations and account statements.

     COVERED SECURITIES AND/OR MUTUAL FUND PORTFOLIOS PURCHASED/ACQUIRED OR
                                 SOLD/DISPOSED

                                                                                              Name of Broker, Dealer,
                                                                                              Transfer Agent or Bank
   Security                                   Principal         Interest        Maturity        (and Account Number
 Description   Trade Number of Per Share       Amount             Rate            Rate         and Date Established,   Bought (B)
(Symbol/CUSIP) Date   Shares     Price   (for debt security) (If Applicable) (If Applicable)          If New)         or Sold (S)

-------------- ----- --------- --------- ------------------- --------------- ---------------  ----------------------- ----------

-------------- ----- --------- --------- ------------------- --------------- ---------------  ----------------------- ----------

-------------- ----- --------- --------- ------------------- --------------- ---------------  ----------------------- ----------

-------------- ----- --------- --------- ------------------- --------------- ---------------  ----------------------- ----------

      This Transaction/New Account Report is not an admission that you have or had any direct or indirect beneficial ownership in the Covered Securities listed above.

--------------------------------
Print or Type Name

--------------------------------              --------------------------------
Signature                                     Date

2008 CITI Fund Services Code of Ethics

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                               CITI CODE OF ETHICS
                                    EXHIBIT F
                                     (2008)
                        ANNUAL CERTIFICATION OF ADEQUACY
                      CERTIFICATION TO THE FUNDS BOARDS OF
                               DIRECTORS/TRUSTEES

Citi Fund Services ("Citi") requires that all directors, officers and associates of Citi ("Covered Persons") certify, upon becoming subject to the Citi Code of Ethics (the "Code") and annually thereafter, that they have read and thoroughly understand and agree to abide by the conditions set forth in the Code. If such Covered Persons are deemed to be Access Persons under the Code, they are required to submit Initial and Annual Holdings Reports. Access Persons must also submit Transaction Reports to the Code Compliance Officer, reporting all personal securities transactions in Covered Securities for all accounts in which the Access Person has any direct or indirect beneficial interest within thirty
(30) days of entering into any such transactions. Access Persons must disclose all accounts and direct each of their brokers (excluding Smith Barney), dealers, banks or transfer agents to send duplicate trade confirmations and statements of all such personal securities transactions directly to the Code Compliance Officer. The Code Compliance Officer will review each Access Person's personal securities transactions against the investment portfolio of each fund of which they are deemed an Access Person.

The undersigned hereby certifies that Citi has adopted Procedures reasonably designed to prevent Access Persons from violating Citi's Code and the provisions of Rule 17j-1 under the Investment Company Act of 1940, as amended.

--------------------------------        ------------------
Michelle L. Brown                       Date
Code Compliance Officer
Citi Fund Services

2008 CITI Fund Services Code of Ethics

                               CITI CODE OF ETHICS
                   NON-CITI EMPLOYEE REGISTERED REPRESENTATIVE
                                    EXHIBIT G

ADAMS, STEPHENIE ELIZABETH
ALWINE, PAUL DOUGLAS
BALUCK, NEIL JOSEPH
BARRETT, BRYAN
BAXTER II, DENNIS
BICKS, MICHAEL WAYNE
BOTTI, KEITH CHRISTOPHER
BRYON, PATRICE ALANE
CARLEY, LINDA COOK
COHEN, STEVEN BRIAN
CONNORS III, MATTHEW FRANCIS
CUNNINGHAM, JOSEPH K.
DIETRICH, ANDREA MARIE
DYSON, MATTHEW T
FARR, BRENDAN DAVID
FLUET, ANDREW WALTER
FRASER, BRUCE PHILIP
FRYE, VICTOR MORSE
GOFF, MAUREEN ELIZABETH
HIBBERT, HORACE FITZGERALD
HOLDERITH, ROBERT COOMBER
JOSHI, ASHWIN
KARPOWICZ, EDWARD JOHN
KENNEDY, K EVAN
KRASE, SCOTT EDWARD
LEIGH, KAREN ELIZABETH
LOGAN, DONALD BLALOCK
LOWERY III, CHARLES WESTON
MAJERUS-LAMBERT, MARY ANNE
MAYBERG, LOUIS MARK
MCDOUGALL, SUZANNE PORTRUM
MCINTIRE, GAVIN JEFFREY
NAJARIAN, HRATCH VREGE
O'MALLEY, KATHLEEN MARY
OMDAHL, JEFFERY MICHAEL
PARKER, ROBERT MILES
PIKE, JAMES EDWARD
PLOSHNICK, JEFFREY ALAN
RIDEAUX, TIFFANEY ANN
ROACH, STACY LEE
ROSE, WAYNE ANTHONY
SCHENKER, AARON DAVID
SCHWETTMAN, SARAH ANN
SELF, PAUL SCHOOLFIELD
SILVERTHORNE, ERIC CHARLES
SMITH, TERRI BERG
TELLER, SOLOMON GEORGE
VAN HOOF, WILLIAM JOHN
WARREN, MICHAEL PAUL
WILEY, STEPHEN NELSON

2008 CITI Fund Services Code of Ethics

                   NON-CITI EMPLOYEE REGISTERED REPRESENTATIVE
                   INVESTMENT ADVISER CODE COMPLIANCE OFFICER
                                    EXHIBIT H
                                     (2008)
                     Quarterly Code of Ethics Certification
                                  (XX/XX/XXXX)

Pursuant to the Citi Fund Services Code of Ethics covering each of the [INSERT BROKER DEALER] affiliated Registered Representatives employed by [INSERT INVESTMENT ADVISOR], "Non-Citi Employee Registered Representatives", please certify the following for the quarter ended [Insert Date] (the "Period"):

1. Each of the Non-Citi Employee Registered Representatives identified in the attached report have received and are subject to the [Insert Investment Adviser] Code of Ethics. ("Code").

2. All required documentation and holdings reports (if necessary) have been filed with the undersigned by each Non-Citi Employee Registered Representative during the Period

3. ________ (check if applicable) There have not been any material violations of the Code by any Non-Citi Employee Registered Representatives identified in the attached report for the Period.

4. ________ (check if applicable and attached documentation) Violation(s) of the Code by one or more Non-Citi Employee Registered Representative(s) during the Period were detected or reported. A report detailing each violation and the resolution/remedial action taken is attached. (Please attach details and resolution for each item).

[Insert Investment Adviser] Code Compliance Officer
Name:
       -------------------------
Title:
       -------------------------
Date:
       -------------------------

2008 CITI Fund Services Code of Ethics

                            CITIGROUP CODE OF CONDUCT
                           GIFT & ENTERTAINMENT POLICY
                                    EXHIBIT I

GIFTS AND ENTERTAINMENT

Accepting Gifts and Entertainment

In general, you may not accept gifts or the conveyance of anything of value (including entertainment) from current or prospective Citi clients or vendors. You may never accept a gift under circumstances in which it could even appear to others that your business judgment has been compromised. Similarly, you may not accept or allow a close family member to accept gifts, services, loans or preferential treatment from anyone--clients, vendors or others--in exchange for a past, current or future business relationship with Citi.

Cash gifts or their equivalent (e.g., gift cards or vouchers) may not be accepted under any circumstances. Noncash gifts may be accepted when permitted under applicable law if they are (1) nominal in value (i.e., less than or equal to US$100); (2) appropriate, customary and reasonable meals and entertainment at which the giver is present, such as an occasional business meal or sporting event; or (3) gifts based on family or personal relationships, and clearly not meant to influence Citi business.

Vendors or clients occasionally sponsor events where raffles or prizes are awarded to attendees. The criteria for selecting winners and the value of these prizes can vary greatly, and could raise the appearance of impropriety. Check your specific business policy with regard to these events and comply with any restrictions. If you have any question about the appropriateness of accepting a gift, invitation, raffle or other prize, you should discuss the matter with your supervisor and your compliance officer prior to acceptance.

In certain situations, it may be appropriate to accept a gift and place it on display at Citi or donate the item to a charity in the name of Citi, or make a donation to the Citi Foundation in an amount equal to the "fair-market value." Consult your business unit's specific policy or your compliance officer for further guidance.

Some Citi businesses have supplemental policies regarding gifts and entertainment, which may be more restrictive and/or require additional reports or approvals. You are responsible for complying with the policies that are applicable to you. You must report gifts in accordance with any policy your business has regarding gift reporting. If you are in a corporate staff unit, or are not otherwise subject to an applicable business unit policy, all gifts, other than the exceptions noted in (1) - (3) above, must be reported in writing to your supervisor with a copy to your compliance officer.

Giving Gifts and Providing Entertainment

If a gift could be seen by others as potentially engaging in bribery or consideration for an official or business favor, you must not give the gift. Appropriate entertainment may be offered to clients by persons authorized to do so, subject to the reporting and business expense reimbursement requirements applicable to your business. For more information,

2008 CITI Fund Services Code of Ethics

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see the Citi Expense Management Policy at www.citigroup.net/policydirectory.
Your business unit may have supplemental policies related to gift giving.

Many countries, states and local jurisdictions have laws restricting gifts (e.g., meals, entertainment, transportation, lodging or other things of value) that may be provided to government officials. In addition, the U.S. Foreign Corrupt Practices Act of 1977 ("FCPA") outlines very serious provisions against bribery, including the payment, or promise of payment, of anything of value to foreign officials (including any person employed by or representing a foreign government, officials of a foreign political party, officials of public international organizations and candidates for foreign office). Payment made indirectly through a consultant, contractor or other intermediary is also prohibited.

"Facilitating payments" are small payments to low-level government officials to expedite or secure performance of a nondiscretionary, routine governmental action. There are rules regarding facilitating payments, and many countries prohibit such payments. Facilitating payments may not be made without specific prior approval of the business' legal or compliance officer and then only when such payments are not against local law.

To ensure compliance with both local laws and the FCPA, gifts to government officials must be precleared with the senior business manager and your business unit's internal legal counsel or compliance officer. Under no circumstances may you offer anything of value to a government official (or to members of the official's family) for the purpose of influencing the recipient to take or refrain from taking any official action, or to induce the recipient to conduct business with Citi.

It is your responsibility to become familiar with gift and entertainment restrictions applicable to you and to comply with all preapproval and reporting requirements. Failure to follow procedures for the FCPA (and similar regulatory requirements) could result in serious consequences for you and for Citi. For more information, see the Citi FCPA Policy at www.citigroup.net/policydirectory.

2008 CITI Fund Services Code of Ethics